Exhibit 99.2
(Text of Graph posted to Ashland Inc.'s website concerning
Ashland Distribution revenue)

Monthly Sales ($ in millions)

	2003	2004	2005	2006	2007	2008
January	239	247	304	335	340	378
February	231	252	311	328	327	353
March	244	289	342	366	341	351
April	248	279	328	324	332	381
May	241	269	329	362	350
June	246	292	329	364	344
July	243	276	295	324	335
August	239	302	334	366	386
September	242	295	343	334	329
October	263	301	333	352	371
November	221	305	334	331	343
December	214	289	300	265	276

12 Month Rolling Average ($ in millions)

	2003	2004	2005	2006	2007	2008
January	218	240	288	326	338	343
February	221	242	293	328	338	345
March	224	245	297	330	336	346
April	225	248	301	329	337	350
May	226	250	306	332	336
June	229	254	309	335	334
July	231	257	311	337	335
August	232	262	314	340	336
September	234	267	318	339	336
October	236	270	320	341	338
November	237	277	323	341	339
December	239	283	324	338	340